EXHIBIT 10.7.1

EXECUTION VERSION

GR-NEAM®

GENERAL RE - NEW ENGLAND ASSET MANAGEMENT, INC.

Investment Management Agreement

This Agreement is made as of the 1st day of January, 2013, between

1. GENERAL RE - NEW ENGLAND ASSET MANAGEMENT, INC., a corporation organized under the laws of the State of Delaware ("Manager"); and

2. US ALLIANCE CORPORATION, a corporation organized under the laws of the State of Kansas, and its affiliates listed on Schedule E (collectively, the "Client").

WHEREAS, Client appoints Manager as the investment manager of that portion of Client's assets constituting the Account (as defined below) for fees agreed upon in Schedule A. III.;

NOW THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

Section 1.                      The Account

The cash, securities and other assets placed by Client in the account to be managed under this Agreement (the "Account") are listed on Section I.A. of Schedule A. Assets may be added to the Account at any time. Client will provide notification to the Manager of any such additions. The Account will include these assets and any changes in them resulting from transactions directed by Manager, withdrawals and additions made by Client, or dividends, interest, stock splits and other earnings, gains or losses on the assets.

Assets of the Client that are not to be managed by Manager are separately identified on Schedule A ("Unmanaged Assets"). Manager may include these assets in its periodic reports to Client, but will exclude their value when calculating Manager's asset management fees and Manager shall not be responsible for valuation of any Unmanaged Assets.

Section 2.                      Management of the Account

Manager will make all investment decisions for the Account, in Manager's sole discretion and without first consulting or notifying Client, in accordance with the investment restrictions and guidelines which are attached as Schedule B (the "Investment Guidelines"). If Manager manages only a portion of Client's total assets, unless otherwise specified by Client in writing,

EXECUTION VERSION

GR-NEAM®

Investment Guidelines' restrictions relate specifically to the assets managed by Manager. Client may change these Investment Guidelines at any time, but Manager will be bound by the changes only after it has received and agreed to them in writing. Other than by the Investment Guidelines and the terms of this Agreement, the investments made by Manager on behalf of the Client will not be restricted in any manner, except by operation of law.

In the event that the Account ceases to conform to the Investment Guidelines as a result of changes in market values, maturities, amortization rates, credit ratings or other characteristics of the securities within the portfolio, Manager will not be required to take immediate action to bring the portfolio back into compliance with the Investment Guidelines, but will: inform Client of the non-compliance; offer Client the opportunity to consult on the situation; and use its discretion to return the portfolio to compliance over time with a minimum of disruption to the portfolio.

Manager will have full power and authority, on behalf of Client, to instruct any brokers, dealers or banks to buy, sell, exchange, convert or otherwise trade in all securities, futures or other investments for the Account.

Manager will not be responsible for giving Client investment advice or taking any other action with respect to Unmanaged Assets.

Client appoints Manager as the true and lawful attorney of the Client for and in the name, place and stead of Client, in Manager's unrestricted discretion, to operate and conduct the brokerage accounts of the Client and to do and perform all and every act and thing whatsoever requisite in furtherance of this Agreement, including the execution of all writings related to the purchase or sale, assignments, transfers and ownership of any stocks, bonds, commodities, or other derivatives or securities, including, without limitation, such documentation relating to restructuring, reorganization or other action of or relating to the issuer. Manager is hereby fully authorized to act and rely on the authority vested pursuant to said power of attorney.

Effective as of January 1, 2013, and until further notice, Manager will provide investment accounting services for Client, and will assist Client in preparing Client's statutory Schedule D, if applicable. Client acknowledges that Manager will provide accounting data according to Manager's standard interpretation of accounting principles, unless expressly instructed otherwise by Client's prior written notice.

Section 3.                      Transactions for the Account

Manager will arrange for securities transactions for the Account to be executed through those brokers, dealers or banks that Manager believes will provide best execution. In choosing a broker, dealer or bank, Manager will consider the broker, dealer or bank's execution capability, reputation and access to the markets for the securities being traded for the Account. Manager will seek competitive commission rates, but not necessarily the lowest rates available.

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Manager may also send transactions for the Account to brokers who charge higher commissions than other brokers, provided that Manager determines in good faith that the amount of commissions Manager pays is reasonable in relation to the value of the brokerage and research services provided, viewed in terms either of that particular transaction or Manager's overall responsibilities with respect to all clients whose accounts Manager manages on a discretionary basis.

Portfolio transactions for each client account generally are completed independently. However, if Manager decides to purchase or sell the same securities for Client and other clients at about the same time, Manager may combine Client's order with those of other clients if Manager reasonably believes that it will be able to negotiate better prices or lower commission rates or transaction costs for the combined order than for Client's order alone. Client will pay the average price and transaction costs obtained for such combined orders. Manager generally will allocate securities purchased or sold as part of a combined order to Client's Account and to accounts of other clients according to the size of the order placed for each client.

If Manager is unable to obtain execution for the total amount of the securities in the combined orders, adjustments to the allocation will generally be made on a random methodology basis with the exception of certain alternative high yield fixed income security transactions which are allocated on a pro-rata basis. However, Manager may increase or decrease the amounts of securities allocated to each client if necessary to avoid having odd or small number of shares held for the account of any client and may deviate from a selected allocation methodology based on, among other factors, available cash in the account or account-specific investment guidelines. Each client that participates in a combined order will receive or pay the average share price and/or transactions costs for all transactions executed as part of the combined order.

If Client directs Manager to use particular brokers, dealers or banks to execute transactions for the Account, Manager will do so, but Manager will not seek better execution services or prices for Client from other brokers, dealers or banks, and Client may pay higher prices or transaction costs as a result. Manager also may not be able to seek better execution services for Client by combining Client's orders with those of other clients.

Client may direct all transactions for the Account to a particular broker, dealer or bank, by writing the name and address of that broker, dealer or bank in the space provided on Schedule A.

Any tax-related documentation required by broker/dealers and/or custodian banks shall be completed by Client. This includes Forms W-9 or W-8 which are necessary to confirm Client's tax identification number and certification of tax status. Upon receipt, Client shall process promptly as failure to do so may result in transactions in the Client's account to be subject to backup withholding payments.

EXECUTION VERSION

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Section 4.                      Transaction Confirmations

Manager will instruct the brokers, dealers or banks who execute transactions for the Account to send Client duplicate copies of all transaction confirmations, unless Client chooses not to receive confirmations. If Client does not wish to receive individual confirmations, this box should be checked. ❑

Client may elect to receive individual confirmations at any time by giving Manager written notice.

Section 5.                      Custody of Account Assets

The assets in the Account will be held for Client by the custodian named on Schedule A (the "Custodian"). Manager will not have custody of any Account assets. Client will pay all fees of the Custodian.

Client will authorize the Custodian to follow Manager's instructions to make and accept payments for, and to deliver or to receive, securities, cash or other investments purchased, sold, redeemed, exchanged, pledged or loaned for the Account. Client also will instruct the Custodian to send Client and Manager monthly statements showing the assets in and all transactions for the Account during the month, including any payments of Manager's fees.

Client will give Manager reasonable advance notice of any change of Custodian.

Section 6.                        Client Reports and Electronically Available CARA® Toolset and Information

Both Parties agree that the Web Access Addendum attached as Schedule F hereto shall govern the Manager's provisions and Client's use of the electronically available CARA° toolset and information.

Manager shall prepare 1) monthly appraisal reports and detailed holdings reports, showing current book values, securities valuations, unrealized gains and losses, book yields and average life; and 2) quality and maturity distribution reports.

Additionally, investment accounting reports generally include the following:

❑ Investment Income Earned

❑ Securities on Deposit - By State

❑ Summary of General Ledger Journal Entries

❑ Trial Balance

❑ Schedule D data, including NAIC Rating information

EXECUTION VERSION

GR-NEAM®

Manager shall deliver investment accounting reports to Client no later than the morning of the sixth business day following each reporting month.

Client agrees to obtain its appraisals and investment accounting reports via Manager's website, GRNEAM.com. However, both Parties agree that the Client has the right to receive hard copies and that upon Client's written request, Manager will send Client hard copies of the appraisals and/or investment accounting reports.

The Account's performance will be sent monthly, quarterly or annually upon Client request. Ad hoc reports and presentation materials are prepared as reasonably directed by Client.

Section 7.                      Account Valuation

Manager will value the securities in the Account using independent pricing sources. Securities shall be valued in accordance with any reasonable valuation method selected by Manager, consistent with industry accepted practices. While Manager does its best to obtain representative market prices for all securities in the Account, such prices do not always reflect the price actually received or paid on the open market.

Section 8.                      Manager's Fees

For Manager's services, Client will pay a percentage of the value, as determined under Section 7 of this Agreement, of all assets in the Account (excluding Unmanaged Assets) as of the last trading day of each calendar month. In the event this Agreement is terminated prior to any month end, fees for the final partial month shall be calculated based on the valuation of assets performed at the end of the prior month. The fees are payable at the end of each calendar quarter for services provided by Manager during the prior three months. The percentage amount of the fees and a minimum annual fee are shown on Schedule A. In any partial period, the fees will be reduced pro rata based on the number of days the Account was managed.

Client will be billed directly by Manager and will pay Manager's fees within 30 days of receiving the bill.

If Manager invests in securities issued by money market funds or other investment companies for the Account, these securities will be included in the value of the Account when Manager's fees are calculated. These same assets will be subject to additional investment management and other fees that are paid by the investment company but ultimately borne by its shareholders. These additional fees are described in each investment company's prospectus.

EXECUTION VERSION

GR-NEAM®

Section 9.                      Proxy Voting

If the Account does not include equity securities, Manager will not act as proxy. Check the box below to indicate that the Account does not include equity securities and Manager will not act as proxy:

❑ Account does not include equity securities; Manager will not act as proxy.

If the Account contains equity securities, select either A or B, below:

A.	❑ Client directs Manager not to vote proxies for equity securities held for the Account.

B.	❑ Client directs Manager to vote all proxies for equity securities held for Client's Account in accordance with (select one):

q           Manager's own discretion
or
❑ Client's proxy voting guidelines attached as Schedule C.

Client shall direct Custodian to send promptly all proxies and related shareholder communications to:

Glass Lewis & Co., LLC ("Glass Lewis")
PVA — GEN016/General RE
One Sansome Street, Suite 3300
San Francisco, CA 94104

and to identify them as relating to Client's Account. Client understands that Glass Lewis will not be able to vote proxies if they are not received on a timely basis by Glass Lewis and properly identified as relating to Client's Account.

These proxy voting instructions may be changed at any time by notifying Manager in writing.

Section 10.                      Legal Proceedings

Manager will not provide legal advice or act for Client in any legal proceedings, including bankruptcies or class actions, involving securities held in the Account or issuers of those securities or any other matter, but shall continue to monitor, manage and provide investment advice regarding investments held in the Account.

Section 11.                      Risk

Manager cannot guarantee the future performance of the Account, promise any specific level of performance or promise that its investment decisions, strategies or overall management of

EXECUTION VERSION

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the Account will be successful. The investment decisions Manager will make for Client are subject to various market, currency, economic, political and business risks, and will not necessarily be profitable.

Section 12.                      Standard of Care; Limitation of Liability

Except as may otherwise be provided by law, Manager will not be liable to Client for any loss (i) that Client may suffer as a result of Manager's good faith decisions or actions where Manager exercises the degree of care, skill, prudence and diligence that a prudent person acting in a like fiduciary capacity would use; (ii) caused by following Client's instructions; (iii) caused by the Custodian, any broker, dealer or bank to which Manager directs transactions for the Account or any other person; (iv) resulting from legislation, actions by public authorities, acts of war, natural disasters, strikes, blockades, boycotts, lockouts or similar circumstances; (v) caused by securities exchanges or other marketplaces, custodian institutions, central securities depositories, clearing organizations, or other parties which provide equivalent services; or (vi) caused by contractors selected by Manager with due care or those who have been recommended by the Client. Nor shall the Manager be liable for any damage or loss that occurs to the Client or any other affiliate or interest holder due to restrictions upon disposal that may be applied against the Manager in respect of financial instruments.

Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and this Agreement does not waive or limit Client's rights under those laws.

Manager intends to review applicable state insurance investment regulations and to make guidelines recommendations to Client based on its understanding of them. Client understands that such recommendations do not constitute legal, tax or regulatory advice and are for informational purposes only. Client acknowledges that it is solely responsible for the guidelines and compliance with applicable laws.

In managing the Account, Manager will not consider any other securities, cash, or other investments or assets Client owns for diversification or other purposes. Manager shall have no responsibility whatsoever for the management of the Unmanaged Assets or any assets of Client other than the Account and shall incur no liability for any loss or damage which may result from the management of such other assets.

In the event Manager is compelled to incur any expenses outside the ordinary course of business as the result of any inquiry, investigation, litigation or similar process of court or law in connection with this Agreement as the result of actions brought against the Client, Client shall be responsible for all such expenses, except to the extent it is ultimately determined that all or part of such expenses were incurred due to the fault of Manager.

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Section 13.                      Client Directions

The names and specimen signatures of each individual who is authorized to give directions to Manager on Client's behalf under this Agreement are set forth on Schedule D. Directions received by Manager from Client must be signed by at least one such person. If Manager receives directions from Client which are not signed by a person that Manager reasonably believes is authorized to do so, Manager shall not be required to comply with such directions until it verifies that the directions are properly authorized by Client.

Manager shall be fully protected in relying upon any direction signed or given by a person that Manager reasonably believes is authorized to give such directions on Client's behalf. Manager also shall be fully protected when acting upon an instrument, certificate, or paper that Manager reasonably believes to be genuine and to be signed or presented by any such person or persons. Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any writing and may accept the same as conclusive evidence of truth and accuracy of statements contained therein.

Section 14.                      Confidentiality

Except as Client and Manager otherwise agree or as may be required by law, all Information concerning the Account and services provided under this Agreement shall be kept confidential.

Section 15.                      Non-Exclusive Agreement

Manager provides investment advice to other clients and may give them advice or take actions for them, for Manager's own accounts or for accounts of persons related to or employed by Manager, which is different from advice provided to or actions taken for Client.

Manager is not obligated to buy, sell or recommend for Client's Account any security or other investment that Manager may buy, sell or recommend for other clients or for the account of Manager or its related persons or employees.

If Manager obtains material, non-public information about a security or its issuer that Manager may not lawfully use or disclose, Manager will have no obligation to disclose the information to Client or to use it for Client's benefit.

Section 16.                      Term of Agreement

Either Client or Manager may cancel this Agreement at any time upon 90 days written notice. This Agreement will remain in effect until terminated. Termination of this Agreement will not affect (i) the validity of any action that Manager or Client has previously taken; (ii) the liabilities or obligations of Manager or Client for transactions started before termination; or (iii) Client's obligation to pay Manager's fees through the date of termination. Upon termination, Manager will

EXECUTION VERSION

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have no obligation to recommend or take any action with regard to the securities, cash or other assets in the Account.

Section 17.                      Agreement Not Assignable

This Agreement may not be assigned within the meaning of the Investment Advisers Act of 1940 (the "Advisers Act") by Manager without Client's written consent.

Section 18.                      Governing Law

The laws of the State of Kansas will govern this Agreement. However, nothing in this Agreement will be construed contrary to any provision of the Advisers Act or the rules thereunder.

Section 19.                      Miscellaneous

If any provision of this Agreement is or becomes inconsistent with any applicable law or rule, the provision will be deemed rescinded or modified to the extent necessary to comply with such law or rule. In all other respects, this Agreement will continue in full force and effect. This Agreement contains the entire understanding between Manager and Client and may not be changed except in writing signed by both parties. Failure to insist on strict compliance with this Agreement or with any of its terms or any continued conduct will not be considered a waiver by either party under this Agreement.

Section 20.                      Notices

All notices and instructions with respect to the Account or other matters covered by this Agreement may be sent by U.S. mail express delivery services, facsimile, e-mail or other electronic means to Client and to Manager at the addresses at the end of this agreement or to another address provided in writing.

Section 21.                      Representations of Client

Client represents and warrants to Manager that (a) Client is the beneficial owner of all assets in the Account and except as specifically identified by Client, there are no restrictions on transfer or sale of any of those assets; (b) this Agreement has been duly authorized, executed, and delivered by Client and is Client's valid and binding obligation; (c) the names of the individuals who are authorized to act under this Agreement on behalf of Client have been given to Manager in writing; (d) no government authorizations, approvals, consents, or filings not already obtained are required in connection with the execution, delivery, or performance of this Agreement by Client; and (e) it is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a Person acting on behalf of any such plan. Client agrees to notify Manager in writing within five (5) days after the occurrence of an event making the above warranties no longer accurate.

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Client agrees to indemnify, defend and hold harmless Manager and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, from and against any and all claims, actions, suits, damages, costs, liabilities, judgments, losses, charges, costs and expenses, including attorneys' fees, of Manager arising from any failure by Client to accurately disclose its status under this Section or by reason of any defect in Client's authority to appoint Manager under this Agreement.

Section 22.                      Representatons of Manager

Manager represents and warrants that this Agreement has been duly authorized, executed and delivered by Manager and is its valid and binding obligation and that it is registered as an investment adviser with the Securities and Exchange Commission pursuant to the Advisers Act and that such registration is currently effective.

Section 23.                      Form ADV

Client has received and reviewed a copy of Manager's Form ADV Part 2A Brochure, Manager's Form ADV Part 2B Brochure Supplement and a copy of this Agreement.

Section 24.                      Independent Contractor

The relationship of Manager to Client is and shall remain during the term of this Agreement that of independent contractor. Manager and Client are not partners or joint venturers with each other under this Agreement, and nothing in this Agreement shall be construed so as to make them partners or joint venturers, or to impose any liability as such on either of them.

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Section 19.                      Manager as Third Party Administrator

Provided that Client designates Manager as its third party administrator ("TPA") and authorizes Manager to file on its behalf by submitting the appropriate authorization letter with the NAIC Securities Valuation Office ("SVO"), Manager shall act as NAIC TPA in order to provide quarterly and/or annual NAIC prices and ratings, and to monitor securities in the Account to determine whether NAIC registration is required. Manager shall not charge a fee for acting as NAIC TPA. Manager shall have no obligation to pay any filing fees or other fees which may be required by NAIC and shall pass along notice of such fees to Client. Client shall send Manager a copy of the authorization letter sent to the SVO as confirmation of the TPA designation.

AGREED TO AND ACCEPTED BY:

General-Re New England                                                               US Alliance Corporation
Asset Management, Inc.

/s/ Gerald T. Lynch                                                                          /s/ Jack H. Brier
By: Gerald T. Lynch                                                                        By:  Jack H. Brier
Its:  Chief Executive Officer                                                           Its:  President

Principal Address:                                                                          Principal Address

EXECUTION VERSION

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SCHEDULE A

I.          ACCOUNT ASSETS.

A.            Managed Assets - Client has deposited the following securities, cash and other assets with the Custodian identified below to be managed under this Agreement:

Cash in the approximate amount of $3 million (USD)

B.            Unmanaged Assets - Client also deposited with the Custodian the following assets which are not to be managed under this Agreement:

NOT APPLICABLE

II.          CUSTODY OF ACCOUNT ASSETS.  The assets to be managed under this Agreement and any Unmanaged Assets will be held by:

Custodian Bank: Capital City Bank 3710 SW Topeka Boulevard Topeka, Kansas 66609 Contact: Mark Burenheide Phone #: (785) 274-5792 Email: mark.burenheide@capcitybank.corn	Custodian Account Name:	Custodian Account #:
	US Alliance Corporation	C889000

III.          FEES. Manager's fees for services provided under this Agreement shall be as follows:

Asset Management Fees:
Annual fee of .18% (eighteen hundredths of one percent) on the first $100 million of the market value of the assets under management;

.15% (fifteen hundredths of one percent) on the next $150 million of the market value of the assets under management;

.12% (twelve hundredths of one percent) on the next $250 million of the market value of the assets under management;

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SCHEDULE A CONTINUED

.10% (ten hundredths of one percent) on the next $500 million of the market value of the assets under management; and

.08% (eight hundredths of one percent) on the market value of the remaining assets under management.

Investment Accounting Fees:
In addition to the asset management fees specified above, the annual Manager's fees for accounting services including assistance with Schedule D preparation provided under this Agreement shall be: (i) an additional .01% (one hundredth of one percent) on the market value of managed and accounted for assets, and (ii) an additional 0.02% (two hundredths of one percent) on the market value of unmanaged and accounted for assets. Investment accounting fees contemplate a 5 business day close (reports delivered on the morning of the 6th day).

Minimum Annual Fee:
Asset Management Fees and Investment Accounting Fees are subject to a minimum annual fee of $12,500.00 for the two consecutive 12-month periods commencing January 1, 2013 and ending December 31, 2014 (the "Minimum Fee Period"), which minimum fee shall be assessed and invoiced quarterly. During the Minimum Fee Period, the asset management and investment accounting fee structures described above shall commence at such time as the earned fees calculated thereunder exceed the required annual minimum.

Website Tools Fees:
CARA® Toolset & Accessing Reports via the Website
Manager may provide Client with access to their monthly investment accounting and reporting package and additional analytical CARA° tools for Client's managed assets via Manager's website. Manager reserves the right to charge additional fees for access to any such CARA° tools on at least sixty (60) days notice to Client.

CARA® Toolset for Unmanaged Assets:
Client may request to utilize the CARA° tools on unmanaged assets, subject to Manager's approval and possible additional fees. Manager shall not be responsible for valuation of any Unmanaged Assets.

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SCHEDULE A CONTINUED

IV.          BROKERAGE DIRECTION. Client directs Manager to cause all transactions for the Account to be executed through the following broker, dealer or Bank:

NOT APPLICABLE

Client has read, understands and accepts the limitations that this direction will place on Manager's ability to seek best execution for the Account. This direction may be changed by Client at any time by notifying Manager in writing.

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SCHEDULE B

INVESTMENT GUIDELINES: The investment guidelines to be followed by Manager in managing Client's Account are set forth below:

(see attached)

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US ALLIANCE CORPORATION INVESTMENT POLICY
OCTOBER 9, 2012

I.        Approved Investment Instruments — The Company may invest in the following approved investment instruments in accordance with the restrictions set forth below:

1. United States Government Securities — The Company may invest, without limitation, in bonds or other evidences of indebtedness that are fully guaranteed or insured by the U.S. Government or any agency or instrumentality thereof.

2. Securities of the District of Columbia, State, Insular or Territorial Possession Government of the United States — The Company may invest in bonds or other evidences of indebtedness, without limitations, of the. District of Columbia, State, or any political subdivision of such, or Insular of Territorial Possession of the United States:

3. United States Corporate Obligations — The Company may invest in bonds or other evidence of indebtedness issued, assumed or guaranteed by a corporation incorporated under the laws of the United States of America, or any state, district, or insular or territorial possession thereof.

4. United States Preferred Stocks — The Company may invest in preferred stocks of a corporation incorporated under the laws of the. United States of America, or any state, district, or insular or territorial possession thereof.

5. United States Common Stocks — The Company may invest in common stocks, equity mutual funds, exchange traded funds, and master limited partnerships of a corporation formed under the laws of the United States of America, or any state, district, or insular or territorial possession thereof. The Company shall not own more than 2% of any corporation, mutual fund,

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exchange traded fund, or master limited partnership. The Company shall not own more than 25% of its invested assets in conunon stocks.

6. Real Estate - The Company may purchase real estate for use in the. operations of the Company (Home Office. Real Estate) or for the production of income.

7. Mortgage Loans - The Company may invest in first-lien mortgage loans on commercial or residential property with loan value of no greater than 75% at the time of purchase.

8. Mortgage-Backed Securities — The Company may invest in mortgage-backed securities issued by the federal home loan mortgage corporation, federal national mortgage association or a private entity. Such securities shall be rated investment grade by Moody's, S&.P or Fitch.

9. Asset-Backed Securities — The Company may invest in asset-backed securities designated as investment grade by Moody's, S&P or Fitch.

10.Certificates of Deposit, Time Deposits, Overnight Bank Deposits, Banker's Acceptances and Repurchase Agreements — The Company may invest in any of the following:

a. Certificates of deposit, time deposits, overnight bank deposits, banker's acceptances issued by federally insured banks with maturities of 270 clays or less from the date of acquisition; and

b. Repurchase agreements with acceptable collateral and maturities of 270 days or less from date of acquisition

11.Commercial Paper — The Company may invest in the commercial paper of US corporations that:

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a. Are rated at least 'A-2" by S&P or "P-2" by Moody's or the equivalent rating of another nationally recognized rating agency if S&P & Moody',s cease publishing ratings of these securities: and

b. Have maturities of 270 days or less from the date of acquisition.

12.Money Market Accounts or Funds — The Company may invest in money market accounts or funds that meet the following criteria:

a. A substantial portion of the assets of the money market account or fund must be comprised of the. investments instruments described in clauses (1) through (3) and (11) above;

b. Issuers of the fund or account's investments must have a combined capital and surplus in excess of $500,000,000;

c. Maturities of 270 days or less front the date of acquisition;

d. Have net. assets of not less than $500,000,000; and

e. Have the. highest rating available. of S&P, Moody's, or Fitch, or carrying an equivalent rating by a nationally recognized rating agency if the. named rating agencies cease publishing ratings of investments.

II.          Diversification

The Company's portfolio will be constructed to diversify risk with respect to asset class, geographical location, quality, maturity, business sector and individual issuer and issue concentrations.

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III.	Benchmarks

Additional benchmarks may be developed based on this policy and market conditions.  The benchmarks will change from time to time to respond to market conditions.  Based on market conditions and other considerations, investments in the approved investment instruments set fort in sction I of this Investement Policy will be maintained in the following ranges:

% of Portfolio Market Value
Asset Class	Minimum	Maximum
Cash/Short Term	0%	100%
Investment Grade Fixed Income	7.0%	100%
High Yield Fixed Income	0%	15%
Equity	0%	30%

The Executive Committee may approve modifications of the above ranges at any time deemed appropriate based on current conditions. Any such modifications -will be subject to approval by the Board of Directors at the Board's next regularly scheduled meeting.

IV.         Reporting

The President, CEO, or their designee shall provide monthly reports to the Executive Committee and quarterly reports to the Board of Directors reflecting the securities purchased and sold during the quarter, securities held at the end of the quarter, current benchmarks and an overall evaluation of the portfolio's investment performance.

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SCHEDULE C

PROXY VOTING GUIDELINES: The proxy voting guidelines to be followed by Manager in voting securities held in the Account are set forth below:

(If none, check here 0.)

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SCHEDULE D

SECRETARY'S CERTIFICATE

I, Rebecca Kinsinger, the Secretary of US ALLIANCE CORPORATION (the "Corporation"), a Corporation organized and existing under the laws of the State of Kansas, hereby certify that each of the following officers of the Corporation, acting singly, is authorized in the name and on behalf of the Corporation, to give instructions to General Re-New England Asset Management, Inc., a Corporation organized and existing under the laws of the State of Delaware (the "Manager") with respect to any and all matters, including investment and reinvestment of securities, pertaining to that certain Investment Management Agreement between the Corporation and Manager (the "Agreement"), and to execute and deliver any and all documents and to take any and all other action to carry out the purposes of said Agreement. I further certify that each signature set forth below appearing next to a corresponding printed officer name and title is the true and genuine signature of such officer:

Name of Officer             Title             Signature

Jack H. Brier              President

This Certificate shall be in effect from the date hereof until written notice is given on behalf of the Corporation to terminate or revise it.

IN WITNESS WHEREOF, I set my hand and seal of the Corporation.

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SCHEDULE E

Name	State of Incorporation	Principal Business Address	Tax ID #	Custodian Information
NONE

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SCHEDULE F
WEB ACCESS ADDENDUM

This WEB ACCESS ADDENDUM ("Addendum") hereby supplements the Investment Management Agreement between Manager and Client.

WHEREAS, in addition to the services to be provided by Manager to Client pursuant to the Investment Management Agreement, Client desires to have access to and to use Manager's proprietary suite of information and services for access to on-line investment reports concerning Client's Account and the on-line analysis of investment portfolios and other services, which are more fully described on Exhibit A hereto and on Schedule A to the Investment Management Agreement; and

WHEREAS, Manager has agreed to provide such access to information, reports and services to Client on the terms and conditions set forth in this Addendum; and

NOW THEREFORE in consideration of the foregoing and of the mutual promises contained in the Investment Management Agreement and this Addendum Client and Manager agree as follows:

ARTICLE I
Definitions

Section 1.1                      -"Client Data" has the meaning set forth in Section 6.1

Section 1.2                      -"Confidential Information" has the meaning set forth in Section 8.1.

Section 1.3                      -"Documentation" means the specifications, user manuals, training materials and conditions for use published and updated from time to time by Manager and designated as "Documentation".

Section 1.4                      -"Eligible User(s)" shall mean those employees of Client set forth on Exhibit B-1 and/or Exhibit B-2 hereto, or any authorized amendment to Exhibit B-1 and/or Exhibit B-2 as provided in Section 3.2(b) hereto.

Section 1.5                      -"Force Majeure Event" has the meaning set forth in ARTICLE XI.

Section 1.6                      -"Indemnified Party" has the meaning set forth in Section 12.3.

Section 1.7                      -"Indemnifying Party" has the meaning set forth in Section 12.3.

Section 1.8                      -"Losses" has the meaning set forth in Section 12.2.

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Section 1.9                      -"Manager Data" means data and models made available in any form by Manager in connection with the Services, including any data obtained by Manager from a Vendor.

Section 1.10                    -"Manager Proprietary System" means the Platform, Manager Data, Services and any other proprietary materials of Manager as further provided in ARTICLE V.

Section 1.11                    -"Platform" means a set of world wide web pages implemented by Manager and through which Client's Eligible Users may access the Manager Proprietary System over the Internet.

Section 1.12                    -"Proprietary Rights" means any United States trademark, tradename, copyright, or trade secret of a third party.

Section 1.13                    -"Service Data" means all data generated by an Internet server that relates to the number of users having access through the Platform and similar user-related usage data collected in connection with the Platform and Services.

Section 1.14                    -"Services" has the meaning set forth in Section 3.1.

Section 1.15                    -"Terms of Use" means the Legal Statement and any other terms and conditions posted at http://www.grneam.com, as amended from time to time by Manager governing the use of the Services by customers, including Client and Eligible Users.

Section 1.16                    -"Vendors" means certain third parties that have granted Manager the right to use and distribute their data, software or other proprietary materials.

ARTICLE II
Term

The term of this Addendum shall be coextensive with the term of the Investment Management Agreement, unless terminated earlier pursuant to ARTICLE X (the "Term")

ARTICLE III
The Services

Section 3.1                      Services. During the Term, Manager shall make accessible to Client the Platform and the online information, reports and services described in Exhibit A (the "Services"). Manager will retain control over the form and content of the Services, as well as the selection of Vendors and Data used in connection therewith, and may alter all or any portion of the Services from time to time in its sole discretion.

Section 3.2                      Grant of Rights; Eligible Users.

(a)           Manager hereby grants to Client a non-exclusive and non-transferable license during the Term to allow Eligible Users to access the Platform, and to utilize the Services

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made available thereunder, solely for use in connection with Client's internal business purposes in accordance with the Terms of Use and Documentation.

(b)           The initial Eligible Users for accessing Client's monthly investment account and reporting package shall be those employees of the Client listed on Exhibit B-1 hereto. The initial Eligible Users for accessing Manager's CARA® toolset shall be those employees of the Client listed on Exhibit B-2 hereto. Permission to add a non-employee user may be granted on a case by case basis by Manager. In the event that Client desires during the Term to add, subtract or change an Eligible User, Client's Authorized Person ( whose name appears on the Secretary's Certificate in Schedule D to the Investment Management Agreement) shall promptly provide to Manager, an email notice or an amended Exhibit B-1 and/or Exhibit B2 with the name(s) of the discontinued Eligible User(s) and the name(s) of the new or changed Eligible User(s), which amendment shall be subject to the approval of Manager, which shall not be unreasonably withheld or delayed.

Client further agrees to cooperate in reviewing and confirming in writing the list of Eligible Users from time to time, upon request of the Manager.

Section 3.3                       Limitations On Use

(a)	Notwithstanding anything to the contrary contained in this-Addendum, Client shall not:

(i) provide access to the Platform to any person that is not an Eligible User;

(ii) except for month-end investment reports, publish, display, distribute or transfer in any form to any third party who is not an employee of Client, unless prior permission is granted by Manager, any Manager Data or the results of any research, information or material derived from the use of the Manager's Proprietary System;

(iii) resell, make available or distribute any Manager Data Services or Documentation (or any part thereof) to any third party whether by license or by any other means;

(iv) except for month-end investment reports, incorporate into, or warehouse on, any computer system of Client any Manager Data, Documentation, Services or Manager's Proprietary System;

(v) copy, adapt, reverse engineer, decompile, disassemble, or modify, any portion of the Manager Data or Manager's Proprietary System;

(vi) conceal, remove or alter any title, trademark, copyright, proprietary or restricted rights notices incorporated in the Manager's Proprietary System;

(vii) use the Manager's Proprietary System in breach of any applicable laws, regulations or market conventions;

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(viii) use Manager's name or service marks in connection with a prospectus or the creation, issuance, offer or promotion of a financial instrument, or in their advertising or marketing materials;

(ix) use the Manager's Proprietary System for the benefit of a third party, including, but not limited to, on a time-share basis or acting as a service bureau or application service provider;

(x) use, evaluate, or view any Services for the purpose of designing, modifying, or otherwise creating any software program, or any portion thereof, which performs functions similar to or that compete with the functions performed by any of the Manager's Proprietary System; or

(xi) authorize any third party to do any of the foregoing.

(b) Each password Manager assigns Client will be kept confidential by Client and by the Eligible Users. If Client learns or suspects that such confidentiality or any provision of this Section 3.3 has in any way been breached, Client will immediately notify Manager, which may assign new passwords or restrict the use of all or any portion of the Platform or the Services or take other appropriate action, in Manager's sole discretion.

(c) Client shall, and shall ensure that the Eligible Users, abide by and are bound to all of the terms of the Legal Statement published and amended from time to time on Manager's web site at [http://www.grneam.com]. Manager shall provide Client with notice of any amendments to the Legal Statement on its web site.

Section 3.4                       Non-exclusive Services. Nothing contained herein shall be construed as a limitation on Manager's ability to provide any Platform or the Services (or any portion thereof) or any similar or identical services to any third party.

Section 3.5                       Service Maintenance, Upgrades, New Versions. During the Term, Manager shall provide Client with such maintenance and service upgrades as Manager may release from time to time to its other customers who license equivalent services from Manager. Manager shall not be required to provide upgrades or new versions. Manager shall have no obligation to provide new CARA° tools hereunder, and reserves the right to charge additional fees for any new CARA® tools or substantial new functionality provided. Nothing in this section shall be construed to require Manager to provide any additional services, customized Services or Enhancement Services.

Section 3.6                        Additional Data Fees. This Addendum is subject to any requirements of Manager's Vendors under Manager's agreements with such Vendors, including those requirements which may be imposed from time to time.

Client acknowledges that if it requests that the CARA® tools be utilized for assets not managed by Manager, certain Data may be subject to separate additional consents and fees imposed by a vendor for receipt of such data through the Platform. Accordingly, Client agrees to

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pay Manager, as applicable, such additional Vendor fees (including any increases in such Vendor fees) for any such Data requested by Client.

ARTICLE IV
Client Responsibilities

Section 4.1                      Client Cooperation. Client will cooperate with Manager and provide any necessary assistance, equipment, access to Client's personnel and information to allow Manager to perform Manager's obligations under this Addendum, including without limitation, making available in a timely manner, as reasonably requested by Manager, such management decisions, personnel (whether management, technical or user), information, approvals and acceptances in order that Manager's provision of Services under this Addendum may be properly, timely and efficiently accomplished.

Section 4.2                      Client's Program Administrator. Client will designate a qualified program administrator, to be named on each of Exhibit B-1 and Exhibit B-2, who will be authorized to make binding decisions for Client regarding this Addendum ("Client's Program Administrator"), and shall, in a timely manner, (i) provide all Client information and data necessary for Manager's performance of Services and assume responsibility for the accuracy of the same; (ii) arrange for Manager's access to Client's staff, facilities, equipment and systems as appropriate, (iii) render all decisions required by Manager in connection with this Addendum, (iv) distribute usernames and passwords to Eligible Users, (v) provide notice to Manager in accordance with Section 3.2(b) of all changes to the list of Eligible Users, and (vi) take, or have taken, all other action required to be taken by Client under this Addendum.

Section 4.3                      Client Responsible for Employees and User Access. Client shall be responsible for the actions of all Eligible Users and anyone who obtains access to the Platform through or from Client or its Eligible Users, whether or not authorized by Client.

Section 4.4                      Consent to Electronic Signatures. Client agrees that whenever an Eligible User clicks on an "I Agree", "I Consent" or other similarly worded "button" or entry field with a mouse, keystroke or any other means communicable via a computer device, the Eligible User's agreement or consent will be deemed to have been made on behalf of Client, and shall be legally binding and enforceable on Client.

ARTICLE V
Manager Proprietary System

All software and related documentation (including the Manager Proprietary System) (i) owned by Manager prior to the Effective Date (ii) of which Manager acquires ownership after the Effective Date, or (iii) which is developed by or on behalf of Manager after the Effective Date for use in connection with the Services, or (iv) which is licensed or leased from a third party by Manager and which will be used in connection with the Services, shall be and shall remain the exclusive property of Manager or its respective third party licensors. Client shall have

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no rights or interests therein or in any third party software of Manager. All Service Data shall be Manager's Confidential Information and Manager shall own all Service Data.

ARTICLE VI
Data and Reports

Section 6.1                      Ownership of Client Data. All data and information submitted to Manager by Client in connection with the Services (the "Client Data") is and shall remain the property of Client. Except as permitted by this Addendum or the Investment Management Agreement or as reasonably necessary to provide the Services, Manager shall not use the Client Data or, disclose or otherwise provide the Client Data to third parties.

Section 6.2                     Reports. Client may use the Platform to produce reports presenting Client Data in accordance with Manager's standard reporting formats as described in Exhibit A and in such other reporting formats as the parties may agree (the "Reports").Client may also be able to access its monthly investment accounting and reporting package for its Account via the Platform.

If Client elects to receive the monthly investment accounting and reporting package for its Account via hard copy, in lieu of access via the Platform this box should be checked. ❑

The Client may revoke this preference at any time, and/or can receive a hard copy of any of its monthly investment accounting reports by written notification to Manager.

Section 6.3                     Correction of Errors. Manager shall prepare and be responsible for the accuracy and completeness of Reports provided to Client. Client is responsible for the accuracy and completeness of the Client Data as well as any errors or inaccuracies in and with respect to data obtained from Manager due to any inaccurate or incomplete Client Data.

ARTICLE VII
Taxes

Client shall be responsible for all applicable taxes related to this Addendum including all applicable sales, use, value added or similar taxes arising out of or in connection with this Addendum. If Manager pays any such taxes on behalf of Client, Client shall reimburse Manager for such payment. Client shall not be responsible for taxes based upon Manager's income.

ARTICLE VIII
Confidentiality

Section 8.1                     Confidential Information. "Confidential Information" means any and all information or materials of a party relating to the technology, business or affairs of the disclosing party revealed, disclosed or furnished to the receiving party either orally, in writing or by inspection, that could reasonably be understood by the receiving party to be proprietary or confidential information or materials of the disclosing party. Confidential Information might include, but is not limited to technical information, financial information, business information, billing rates, research information, human resources, personnel information, marketing/sales

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information, trade secrets, and competitive sensitive information, and such other information as has been or may be disclosed, revealed or furnished before or after the date hereof by the disclosing party. All information of Manager provided hereunder, all Manager Data, and all Client Data will be considered Confidential Information regardless of whether (a) it is disclosed in tangible form; or (b) is marked "Confidential", "Proprietary" or the like. Notwithstanding the foregoing, Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure or improper action by the receiving party or any of its directors, officers, employees, affiliates, agents, subcontractors, or consultants, (ii) was rightfully disclosed to the receiving party by a third party without restriction, provided the receiving party complies with any restrictions imposed by the third party, or (iii) was independently developed by the receiving party without use of or access to any Confidential Information of the disclosing party.

Section 8.2                     Preservation of Confidential Information. The parties shall preserve in confidence all Confidential Information, received from the other party using the same degree of care as it uses to preserve and safeguard its own Confidential Information, but in no event less than a reasonable degree of care.

Section 8.3                     Return of Confidential Information. Upon the expiration or termination of this Addendum, Client shall return all Confidential Information and all copies of Confidential Information to the Manager.

ARTICLE IX
Disclaimers and Limitations

Section 9.1                      Special Admonitions Regarding Use of Financial Products. The Services contain a number of analytical tools that should only be used by sophisticated investment professionals. There is no assurance that the financial instruments identified by the Services will perform in a manner that is consistent with their historical characteristics or assure the profitability or utility of forecasts or expected values. Neither Manager nor any Vendor shall be deemed to be providing investment management, broker-dealer, supervision or advisory services in connection with this Addendum. Furthermore, Client understands and acknowledges that all content and materials comprising the Services are to be used solely for informational and research purposes, and that such content and materials are not intended to provide specific investment, financial, tax or legal advice. Information provided through the Services is not intended as advice regarding the nature, potential value, or suitability of any particular security, transaction, or investment strategy. References to any specific securities do not constitute a solicitation or an offer to buy or sell securities.

Section 9.2                      Electronic Access and Communications. Client acknowledges that access to the Services and any electronic mail communications between Client and Manager over the Internet are subject to possible interception by third parties during transmission. Manager shall not be responsible for the security of such communications or the safety and security of Client Data during transmission or the prevention of access by unauthorized persons to Client Data transmitted over the Internet. Manager shall not be responsible for any interruption in access to

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the Services, or inability to access the Services, caused by the interruptions in the availability of the Internet, or slowdowns thereto.

Section 9.3                      Services Warranty Disclaimer. EXCEPT AS SET FORTH IN THIS ADDENDUM, THE SERVICES HEREUNDER ARE PROVIDED ON AN "AS IS" BASIS, AND CLIENT'S AND ANY ELIGIBLE USER'S USE THEREOF IS AT ITS OWN RISK. MANAGER DOES NOT MAKE, AND HEREBY DISCLAIMS FOR ITSELF AND ON BEHALF OF ITS CORPORATE PARENTS AND AFFILIATES AND VENDORS, ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF ACCURACY, ORIGINALITY, CONSISTENCY, TIMELINESS, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE. MANAGER DOES NOT WARRANT THAT THE SERVICES WILL PERFORM AT A PARTICULAR SPEED, OR WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE OR FREE OF UNAUTHORIZED HIDDEN PROGRAMS, TROJAN HORSES, WORMS OR VIRUSES OR THAT THE CALCULATIONS OR OTHER FUNCTIONS PERFORMED ON CLIENT'S DATA WILL BE CORRECT OR MEET CLIENT'S NEEDS OR EXPECTATIONS. NEITHER MANAGER NOR MANAGER'S VENDORS WILL BE RESPONSIBLE FOR LOSS OF PROPERTY OR INJURY RESULTING FROM ANY SERVICE OR FOR ANY FAILURE OR INTERRUPTION OF THE SERVICES RESULTING FROM ANY CIRCUMSTANCES BEYOND MANAGER'S CONTROL. MANAGER'S ONLY RESPONSIBILITY FOR ANY OTHER FAILURE OR INTERRUPTION OF THE SERVICES WILL BE TO RE-RUN CLIENT DATA OR REPORTS CAUSED BY A MALFUNCTION OF THE SERVICES. IN NO EVENT WILL MANAGER OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE PERFORMANCE OF ANY OF THE SERVICES BE LIABLE TO CLIENT OR ANY OTHER PERSON FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, OR OTHER SIMILAR DAMAGES INCLUDING, BUT NOT LIMITED TO, ANY LOST PROFITS OR SAVINGS, OR COSTS INCURRED AS A RESULT OF LOSS OF TIME, LOSS OF DATA, LOSS OF THE USE OF SOFTWARE, CLAIMS BY OTHERS, INCONVENIENCE OR SIMILAR COST, OR FOR THE FAILURE OF CLIENT TO PERFORM CLIENT'S RESPONSIBILITIES, EVEN IF MANAGER HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE X
Termination

Section 10.1                    Client may, in its sole option, upon written notice, terminate this Addendum. Manager may in its sole option, upon written notice, terminate this Addendum if Client:

(a)           has materially breached any of its material obligations hereunder, and such breach is not cured within thirty (30) days after written notice thereof by Manager to Client; or

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(b)   becomes insolvent or institutes or has instituted against Client voluntary or involuntary proceedings in bankruptcy or under any other insolvency law, or makes or consents to an arrangement with creditors, or corporate reorganization, receivership or dissolution, of Client; or
(c)   ceases to be an Asset Management Client of Manager.
Section 10.2 Notwithstanding the provisions of Section 10.1(a) to the contrary, Manager may terminate this Addendum immediately upon notice if Client breaches Section 3.3 or ARTICLE VIII of this Addendum.

Section 10.3 In the event of the termination of this Addendum, Client shall cease, and Manager may disable, all access to the Services.

ARTICLE XI
Force Majeure

Neither Client nor Manager shall be liable for any failure or delay in the performance of its obligations pursuant to this Addendum and such failure or delay shall not be deemed a breach of this Addendum or grounds for termination hereunder; provided that, such failure or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing party through the use of reasonably available and economical alternate sources, work-around plans, or other means and if and to the extent such failure or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, threatened terrorism, riots, civil disorders, rebellions or revolutions, strikes, lockouts or labor difficulties, court order, third party nonperformance, or any other similar cause beyond the reasonable control of such party (each, a "Force Majeure Event"). Upon the occurrence of a Force Majeure Event, the non-performing party shall be excused from any further performance of those of its obligations pursuant to this Addendum affected by the Force Majeure Event for as long as such Force Majeure Event continues. The party whose performance is delayed by a Force Majeure Event shall immediately notify the other party by telephone (to be confirmed by written notice within three (3) days of the inception of the failure or delay) of the occurrence of a Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.

ARTICLE XII
Indemnification

Section 12.1                    Indemnification by Client. Subject to the conditions, provisions and limitations of this Addendum, Client hereby agrees to indemnify, defend and hold harmless Manager and its affiliates from and against all Losses asserted against, resulting to, imposed upon or incurred by Manager by reason of or resulting from any of the following:

(a)
Any use or misuse of the Services by Client or its Eligible Users including, without limitation, any material violation by Client or any Client of the Manager Terms and Conditions or the Documentation; or

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(b)
Any allegation or claim that any Client Data or any other intellectual property used by Client in connection with the transactions contemplated in this Addendum infringe or violate any Proprietary Rights of any third party.

Section 12.2                    Indemnification by Manager. Subject to the conditions, provisions and limitations of this Addendum, Manager hereby agrees to indemnify, defend and hold harmless Client from and against all actual and direct damages, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements (collectively, "Losses"), asserted against, resulting to, imposed upon or incurred by Client by reason of or resulting from any allegation or claim that the intellectual property rights owned by and proprietary to Manager that are used in the provision of the Services infringe any Proprietary Rights; provided, however, that Manager shall have no obligation or liability with respect to any infringement claim to the extent such alleged infringement is based on (a) the use of the Services in violation of this Addendum; (b) the combination, or use of the Services with any service, product, equipment, program or data unless otherwise contemplated under this Addendum; or (c) the alteration, modification or change of any portion of the Services other than by Manager or its employees, agents or subcontractors or with Manager's express prior written consent; and provided further that Manager may, in its sole election and expense, but without any obligation to do so, either (i) procure for Client and its Eligible Users the right to continue to make use of the allegedly infringing portion of the Services, (ii) replace or modify the portion of the Services at issue with substitute matter that is non-infringing but which causes the portion of the Services at issue to be of substantially equivalent functionality and performance to the portion of the Services alleged to be infringing, or (iii) terminate this Addendum.

Section 12.3                    Indemnification Procedures. The obligations and liabilities of Manager and Client hereunder with respect to their respective indemnities pursuant to this ARTICLE XII, resulting from any claim, demand or other assertion of liability by third parties (hereinafter collectively called "Demands"), shall be subject to the following terms and conditions:

(a) Subject to the consent of the party to be indemnified pursuant to this ARTICLE XII (the "Indemnified Party") (such consent not to be unreasonably withheld, delayed or conditioned), the indemnifying party (the "Indemnifying Party") will have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement to be undertaken on behalf of and for the account and risk of the Indemnifying Party.

(b) In the event the Indemnifying Party shall elect not to undertake such defense by its own representatives, the Indemnifying Party shall give prompt written notice of its election to the Indemnified Party, and the Indemnified Party will undertake the defense, compromise or settlement thereof by counsel designated by it whom the Indemnifying Party determines in writing to be satisfactory for such purposes. The consent of the Indemnifying Party to the Indemnified Party's choice of counsel shall not be unreasonably withheld, delayed or conditioned.

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(c) No settlement or compromise of any such Demand may be made by a Party hereto without the prior express written consent or approval of the other Party hereto (such consent not to be unreasonably withheld, delayed or conditioned).

(d) In the event that any Demand shall arise out of a transaction or cover any period or periods wherein Client and Manager each is or may be liable hereunder for part of the liability or obligation arising therefrom, then such Parties shall, each choosing its own counsel and bearing its own expense, defend such Demand, and no settlement or compromise of such Demand may be made without the joint consent or approval of Manager and Client, except where the respective liabilities and obligations of Client and Manager are clearly allocable or attributable on the basis of objective facts.

(e) The agreements to indemnify contained in this ARTICLE XII shall survive termination or expiration of this Addendum for a period of three (3) years after the effective date of such termination or expiration; provided, however, that with respect to any Demand or other matter (including actual and direct damages incurred other than as a result of a third party claim) for which notice has been timely given within such three (3) year period, the indemnification period shall be extended until the final resolution of such Demand or other matter (including actual and direct damages incurred other than as a result of a third party claim).

(f) A party having reason to believe that it may be entitled to indemnification under this ARTICLE XII shall give reasonably prompt written notice to the other party hereto from whom indemnification may be sought specifying in reasonable detail the nature and basis of any Demand or other matter (including actual and direct damages incurred other than as a result of a third party claim) which may give rise to such indemnification but such notice shall not be a condition of such indemnification. The failure of the Indemnified Party to provide such notice shall not relieve the Indemnifying Party of its obligations under this ARTICLE XII, unless the delay or failure to provide such notice prejudices an Indemnifying Party in a manner that demonstrably results in additional actual and direct damages to such Indemnifying Party, in which event such Indemnifying Party shall be relieved of such obligations, but only to the extent such additional actual and direct damages can be proved.

ARTICLE XIII
Limitations on Liability

Section 13.1                    Direct Damages. In the event Manager shall be held liable to Client, for any matter arising out of, under, or in connection with this Addendum, whether based on an action or claim in contract, equity, negligence, tort, or otherwise, the amount of direct damages recoverable against Manager for all events, acts or omissions shall not exceed, in the aggregate, an amount equal to the sum of all fees received by Manager pursuant to this Addendum for a period of three (3) months prior to the date on which the claim or claims arose.

Section 13.2                    No Indirect Damages. Neither Client nor Manager shall be liable for any indirect, incidental, special, or consequential damages, punitive, exemplary, or other similar damages or amounts for loss of income, profits, or savings arising out of or relating to this Addendum.

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ARTICLE XIV
General Provisions

Section 14.1                    Binding Effect. Client may not assign this Addendum without the prior written consent of Manager which may be withheld in its sole discretion, and any assignment in violation of this Addendum shall be null and void. This Addendum shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

Section 14.2                    Severability. If any part of this Addendum, or the application thereof to any person or circumstance, is for any reason held invalid or unenforceable, it shall be deemed severable and the validity of the remainder of this Addendum or the applications of such provision to other persons or circumstances shall not be affected thereby.

Section 14.3                   Export Regulations. Client acknowledges that the Services and any direct products thereof may be subject to United States export laws, statutes and regulations, and that Client will at all times comply with the provisions of such laws, statutes and regulations including obtaining any necessary or required licenses. Client shall not export or re-export or otherwise transmit, directly or indirectly, the Services or any direct products thereof into, or use the Services or any direct products thereof in, any country prohibited or restricted under United States export laws, statutes or regulations or any other applicable laws.

Section 14.4                   Defined Terms. Any capitalized terms not defined herein shall have the meaning set forth in the Investment Management Agreement.

Section 14.5                   Entire Agreement. This Addendum supersedes all prior and contemporaneous agreements (including any Beta Extranet Agreements), understandings, inducements and conditions, express or implied, oral or written, or any nature whatsoever with respect to the subject matter hereof.

ARTICLE XV
Ongoing Testing

Periodically, Manager may ask Client to beta test and evaluate certain additional CARA° tools and/or services that Manager is developing. Manager is willing to provide sample data, information or software from such additional services ("Test Data") to Client at no charge for a limited period of time provided that:

1. Client will use the Test Data solely for the purpose of evaluating the Test Data and Manager's services within the Client's own organization and not for redistribution to any third party. Manager, within its sole discretion and without further notice, may discontinue providing such Test Data at any time.

2. The Client understands and acknowledges that in such instances the CARA° tools and or services would be in a beta format and the final format and content of the CARA° tools and/or services may be substantially different from the form presented to the Client. Additionally,

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Client acknowledges that as a result of the beta condition of such CARA tools and/or services, some of the functionality may be impaired or nonexistent and the client as a beta tester agrees to inform Manager of any bugs, glitches or other issues affecting the website.

ARTICLE XVI
Systems Requirements

The Client must be able to access the Internet via an Internet Service Provider of its choice at its own expense. Manager's website is designed to work optimally with Microsoft Internet Explorer 6.0 service pack 1 and above. Certain sections of the website may not be viewable with other model browsers or older versions of Microsoft Internet Explorer. In addition, Client must use a Windows based PC to access Manager's website and a broadband connection is highly recommended.

As standards change, Client may need to upgrade existing hardware or software in order to continue to access Manager's website. Manager's technical support is not responsible for Client's inability to access grneam.com for reasons beyond its control, including but not limited to:
1) Incompatible and/or deficient hardware, software, modem, operating system, communications or any other component.
2) Connectivity difficulties resulting from telephone communications, Client's ISP, Client's modem, Client's computer, telephone volume, traffic levels resulting in slow or no response time or incomplete data transmission;
3) Problems associated with Internet browsing software such as plug-in components, helper applications, enhancements, upgrades and add-ons, or versions older than those recommended.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be signed by their duly authorized representatives as of the day and year first above written.

General-Re New England                                                                           US Alliance Corporation
Asset Management, Inc.

/s/ Gerald T. Lynch                                                                                      /s/ Jack H. Brier
By: Gerald T. Lynch                                                                                     By:  Jack H. Brier
Its:  Chief Executive Officer                                                                        Its:  President

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Exhibits

Exhibit A. The Services

Exhibit B-1. List of Eligible Users and Program Administration - Monthly Investment Accounting and Reporting Package

Exhibit B-2. List of Eligible Users and Program Administration - CARA® Toolset

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EXHIBIT A
Services

Manager's CARA® system is an investment portfolio analytics system. It performs a wide range of analytics calculations on a wide range of securities, portfolios, and indices. The system runs on central site computers (currently in Trumbull, CT). Eligible Users utilize a desktop workstation or PC and Internet Service Provider to access the system. Client supplies the desktop equipment and Internet connection. The system includes:

-Use of Central Site software
-Access to Central Site Database (Indicative, Pricing, Historical)
-Downloading capability of calculated data

CARA® Toolset/Client Reports:

Market Monitors: A collection of "rich/cheap" tools used to analyze broad market indices, yield curves, spreads and specific asset classes.

Risk Portal: CARA' s Risk Portal is a comprehensive suite of reports to aid in managing and assessing the risk in a portfolio. The suite of Risk Portal reports covers many topic areas including summary analysis, comparison analysis, concentration risk, surveillance, quality & ratings, transactions and liquidity analysis.

Investment Accounting and Reporting Package: Ability to electronically receive and print monthly investment accounting and reporting package directly from the website.

Data Warehouse: Ability to access holdings, analytics and security master details to develop and prepare reports. The data warehouse is another option to meet changing needs and ad hoc reporting requirements.

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EXHIBIT B-1

List of Eligible Users and Program Administrator
FOR GR-NEAM'S WEBSITE-
ACCESS TO MONTHLY INVESTMENT ACCOUNTING AND
REPORTING PACKAGE

US ALLIANCE CORPORATION
4123 SW Gage Center Drive, Suite 240
Topeka, Kansas 66604

NAME	PHONE NUMBER	E-MAIL ADDRESS
Program Administrator: Jeff Brown	785-228-0200	jeffb@usalliancecorporation.com

Authorized Users: Jack H. Brier	785-228-0200	jackb@usalliancecorporation.com dons@usalliancecorporation.com
Don Schepker	785-228-0200

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EXHIBIT B-2

List of Eligible Users and Program Administrator
FOR GR-NEAM'S WEBSITE-
ACCESS TO CARA° TOOLSET

US ALLIANCE CORPORATION
4123 SW Gage Center Drive, Suite 240
Topeka, Kansas 66604

NAME	PHONE NUMBER	E-MAIL ADDRESS
Program Administrator: Jeff Brown	785-228-0200	jeffb@usalliancecorporation.com

Authorized Users: Jeff Brown	785-228-0200	jeffb@usalliancecorporation.com jackb@usalliancecorporation.com dons@usalliancecorporation.com
Jack H. Brier	785-228-0200
Don Schepker	785-228-0200